Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

August 7, 2025

Snail, Inc.

12049 Jefferson Blvd

Culver City, California 90230

Re: Snail, Inc. Registration Statement on Form S-3 (File No. 333-282030)

Ladies and Gentlemen:

We have acted as counsel to Snail, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $4,500,000 (the “Shares”) pursuant to the Registration Statement on Form S-3 (File No. 333-282030) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated August 7, 2025 filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company under that certain At The Market Offering Agreement, dated August 7, 2025, by and between the Company and H.C. Wainwright & Co., LLC, as sales agent (the “ATM Sales Agreement”), as described in the Prospectus.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the ATM Sales Agreement, (iv) resolutions adopted by the Board of Directors of the Company (the “Board”), (v) the amended and restated certificate of incorporation of the Company, (vi) the amended and restated bylaws of the Company, and (vii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In connection with the Shares, we have assumed (i) that each sale of Shares will be duly authorized by the Board, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the Delaware General Corporation Law (the “DGCL”), and (ii) that the price at which the Shares are sold will equal or exceed the par value of the Class A Common Stock.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms and conditions of the ATM Sales Agreement and as provided in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

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1271 Avenue of the Americas | New York, NY 10020

blankrome.com

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit in the Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,
/s/ Blank Rome LLP
BLANK ROME LLP

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